Exhibit 99.1

Sipex Corporation 233 South Hillview Drive Milpitas, CA 95035 USA TEL: 408.934.7500 FAX: 408.935.7600 www.sipex.com
FOR IMMEDIATE RELEASE

Clyde Ray Wallin, Chief Financial Officer
Phone: 408-934-7500
Fax: 408-935-7678
Email: rwallin@sipex.com
Sipex Reports First and Second
Quarter 2006 Financial Results
Announces it is Now Current with its
SEC Filing Requirements
•	Second Quarter Revenues of $21.0 Million, Up 18% Sequentially and Up 15% From Year-Ago Period

•	Second Quarter GAAP Net Loss Per Share of $0.19, Improved From $0.39 in the First Quarter and $0.46 in Year-Ago Period

•	Milpitas, California Wafer Fab Shut-down to Occur at the end of the Third Quarter
     Milpitas, California, (September 21, 2006) (OTC: SIPX.PK), — Sipex has today filed its Form 10-Q Quarterly Reports with the Securities and Exchange Commission for the first and second quarters of 2006. Together with these reports, along with its Form 10-K/A and Form 10-K for 2005, its Form 10-K for 2004 and its Forms 10-Q for 2005, the Company is now current with its periodic SEC reporting requirements.

     Revenues for the second quarter of 2006 were $21.0 million, an increase of 18% from first quarter revenues of $17.9 million and an increase of 15% from revenues of $18.3 million recorded in the year-ago period. Second quarter 2006 GAAP net loss was $6.9 million, or $0.19 per share, compared with GAAP net loss of $13.8 million, or $0.39 per share, in the previous quarter and GAAP net loss of $16.2 million, or $0.46 per share, in the year-ago period. Included in the first and second quarter 2006 GAAP net loss is stock-based compensation of $0.9 million and $0.8 million, or $0.03 and $0.02 per share, respectively. The first quarter 2006 GAAP net loss includes $6.7 million of depreciation based upon our decision to reduce the remaining estimated depreciation life for our headquarters facility. The second quarter 2005 GAAP net loss includes a $9.4 million impairment charge based on changes in the planned use for our wafer fabrication long-lived assets.
     Second quarter 2006 non-GAAP net loss was $6.1 million, or $0.17 per share, an increase from $5.9 million, or $0.16 per share in the previous quarter and a decrease from $6.8 million, or $0.19 per share in the second quarter of 2005. Non-GAAP results exclude the impact of stock-based compensation, restructuring and impairment charges. A reconciliation of the adjustments made to GAAP net loss to compute non-GAAP net loss is contained in the financial tables of this press release.
     “This now brings our financials up to date” explained Ray Wallin, CFO of Sipex. “These results incorporate a number of restructuring activities such as the sale of our building as well as completion of our convertible debenture financing. We expect to file our third quarter 2006 results on-time. We expect third quarter 2006 results to include restructuring charges for our fab closure.”
     “One of our primary goals for 2006 was to re-establish revenue growth. In 2005, we lost business due to our internal investigation and financial situation” stated Ralph Schmitt, CEO of Sipex. “We have now shown two successive quarters of revenue growth and have solidified our position at many key accounts.”
     “As part of our 2006 annual operating plan, we invested in sales and marketing resources to better penetrate the large analog market. Top analog marketing and applications talent, along with sales people with critical customer relationships have been added to our team. Our strategy is to grow the company to be a broad-based analog supplier. We have released more than 130 new products in the first two quarters of this year. Our new team members have also been able to start the transition of our new-product-pipeline to more customer-based application specific standard product (“ASSP”) development. These types of devices will start delivering revenue to the company in the second half of 2007.”

     “Over the past few quarters we have reduced our channel inventories and we are now fully transitioned to a sell-through revenue recognition model. We have also reduced our distribution partners in Asia to optimize performance in that market. We anticipate that our transition to a fabless model will greatly improve our operating model. This transition is now partially complete as we started to build some of our products out of our partners’ wafer fabs in the second quarter of 2006. We expect our Milpitas, California wafer fab to be substantially closed at the end of the 3rd quarter of 2006. However, the majority of our products sold in the third and fourth quarters will be supplied out of inventory built from our Milpitas fab.”
     Conference Call - Today Sipex will host a conference call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Chief Executive Officer Ralph Schmitt and Chief Financial Officer Ray Wallin will present an overview of the financial results for the first and second quarters of 2006 and answer questions on the recently filed financial results for 2003, 2004, and 2005.
     The call is available, live, to any interested party by dialing (888) 428-4472. For international callers, please dial (651) 291-0618. Interested callers should dial in at least five minutes before the scheduled start time and ask to be connected to the Sipex Investor Call. A replay of the investor call will be available approximately 24 hours after the event at www.sipex.com/investors.
About Sipex Corporation
Sipex Corporation is an analog semiconductor company that addresses standard linear and application specific standard products (ASSP) for customer systems that are primarily targeted at the consumer, networking and industrial markets. The products are categorized into three synergistic areas of power management, interface and optical storage. Sipex is a global company with operations in Asia, Europe and North America. It is the mission of the Company to create innovative analog products that enable customers to produce differentiated products.
For further information, contact Ray Wallin at: Sipex Corporation, 233 South Hillview Drive, Milpitas, California 95035, (408) 934-7500; or visit our website at http://www.sipex.com.
Safe Harbor Statement
This press release contains forward-looking statements. Statements regarding the Company’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, the risk that due to unforeseen issues in the preparation of our quarterly report for the third quarter we may be unable to file this report in a timely manner, the ability of management to overcome the challenges facing Sipex, Sipex’s ability to successfully manage the transition to a fabless semiconductor company and to general market conditions in the semiconductor industry. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For further discussion of these risks and uncertainties, we refer you to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Reports on Form 10-Q for the quarter ended April 1, 2006 and July 1, 2006. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.
     Non-GAAP Reporting – The Company’s management uses non-GAAP measures to evaluate the performance of our business and to estimate future performance. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. For comparison purposes, the Company makes reference to certain gross margin, operating margin, net loss and net loss per share. These non-GAAP results were reached by excluding stock-based compensation expense, restructuring and impairment charges, and additional depreciation expense. We reference those results to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company’s on-going operating performance. We have reconciled such non-GAAP results to the most directly comparable GAAP financial measures.
     Our reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP. It should also be noted that our non-GAAP information may be different from the non-GAAP information provided by other companies.
# # #

SIPEX CORPORATION
Condensed Consolidated Balance Sheet
(In thousands)
(Unaudited)

	July 1, 2006	Dec. 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$22,766	$1,969
Restricted cash	715	500
Short-term investment securities	3,944	—
Accounts receivable, net	6,653	3,735
Accounts receivable, related party, net	2,821	3,011
Inventories	13,414	13,400
Prepaid expenses and other current assets	2,564	1,300

Total current assets	52,877	23,915
Property, plant and equipment, net	20,303	25,803
Restricted cash — noncurrent	388	500
Other assets	193	224

Total assets	$73,761	$50,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowing	$—	$3,000
Current portion of lease financing obligation	164	—
Accounts payable	12,485	7,394
Accrued expenses	5,467	7,282
Accrued restructuring costs	1,775	1,407
Deferred income, related party	6,280	5,707
Deferred income, other	2,505	2,510

Total current liabilities	28,676	27,300

Long-term accrued restructuring costs	325	584
Long-term lease financing obligation	12,253	—
Convertible senior notes	25,447	—
Other long-term liabilities	64	37

Total liabilities	66,765	27,921

Stockholders’ equity:
Common stock	355	355
Additional paid-in capital	229,158	224,026
Accumulated deficit	(222,498)	(201,841)
Accumulated other comprehensive loss	(19)	(19)

Total stockholders’ equity	6,996	22,521

Total liabilities and stockholders’ equity	$73,761	$50,442

SIPEX CORPORATION
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended				For the Six Months Ended
	July 1, 2006	April 1, 2006	Dec. 31, 2005	July 2, 2005	July 1, 2006	July 2, 2005
Net sales	$11,558	$9,303	$9,215	$10,567	$20,861	$22,374
Net sales, related party	9,455	8,551	8,027	7,765	18,006	15,685

Total net sales	21,013	17,854	17,242	18,332	38,867	38,059

Cost of sales	9,781	10,178	9,346	8,966	19,959	18,312
Cost of sales, related party	7,366	7,871	7,395	6,121	15,237	11,125

Total cost of sales	17,147	18,049	16,741	15,087	35,196	29,437

Gross profit (loss)	3,866	(195)	501	3,245	3,671	8,622

Operating expenses:
Research and development	3,883	5,496	5,105	4,267	9,379	8,119
Marketing and selling	3,765	3,656	3,046	2,720	7,421	5,297
General and administrative	2,743	4,021	4,063	3,138	6,764	7,224
Restructuring	(22)	307	132	47	285	59
Impairment of fixed assets	—	—	—	9,377	—	9,377

Total operating expenses	10,369	13,480	12,346	19,549	23,849	30,076

Loss from operations	(6,503)	(13,675)	(11,845)	(16,304)	(20,178)	(21,454)

Other income (expense):
Interest income	221	49	26	61	270	146
Interest expense	(582)	(183)	(13)	(5)	(765)	(17)
Other income, net	59	42	296	47	101	94

Total other income (expense), net	(302)	(92)	309	103	(394)	223

Loss before income tax expense	(6,805)	(13,767)	(11,536)	(16,201)	(20,572)	(21,231)
Income tax expense	53	32	157	10	85	22

Net loss	$(6,858)	$(13,799)	$(11,693)	$(16,211)	$(20,657)	$(21,253)

Net loss per common share — basic and diluted	$(0.19)	$(0.39)	$(0.33)	$(0.46)	$(0.58)	$(0.60)
Weighted average common share outstanding — basic and diluted	35,550	35,550	35,550	35,550	35,550	35,538

SIPEX CORPORATION
Reconciliation of GAAP Gross Profit (Loss) to Non-GAAP Gross Profit
(In thousands)
(Unaudited)

	Three Months Ended				Six Months Ended
	July 1,	April 1,	Dec. 31,	July 2,	July 1,	July 2,
	2006	2006	2005	2005	2006	2005
GAAP — gross profit (loss)	$3,866	$(195)	$501	$3,245	$3,671	$8,622

Increased depreciation due to shorter economic life of Hillview facility included in cost of sales	—	4,519	4,286	—	4,519	—

Stock based compensation included in cost of sales	(59)	127	—	—	68	—

Non-GAAP — gross profit	$3,807	$4,451	$4,787	$3,245	$8,258	$8,622

GAAP gross profit (loss) as a percent of net sales	18%	(1%)	3%	18%	9%	23%

Non-GAAP gross profit as a percent of net sales	18%	25%	28%	18%	21%	23%

SIPEX CORPORATION
Reconciliation of GAAP Loss from Operations to Non-GAAP Loss from Operations
(In thousands)
(Unaudited)

	Three Months Ended				Six Months Ended
	July 1,	April 1,	Dec. 31,	July 2,	July 1,	July 2,
	2006	2006	2005	2005	2006	2005
GAAP — loss from operations	$(6,503)	$(13,675)	$(11,845)	$(16,304)	$(20,178)	$(21,454)

Increased depreciation due to shorter economic life of Hillview facility included in cost of sales	—	4,519	4,286	—	4,519	—

Increased depreciation due to shorter economic life of Hillview facility included in research and development	—	1,118	1,061	—	1,118	—

Increased depreciation due to shorter economic life of Hillview facility included in marketing and selling	—	322	304	—	322	—

Increased depreciation due to shorter economic life of Hillview facility included in general and administrative	—	744	707	—	744	—

Stock based compensation included in cost of sales	(59)	127	—	—	68	—

Stock based compensation included in research and development	311	338	—	—	649	—

Stock based compensation included in marketing and selling	235	190	—	—	425	—

Stock based compensation included in general and administrative	309	278	—	—	587	—

Restructuring	(22)	307	132	47	285	59

Impairment of fixed assets	—	—	—	9,377	—	9,377

Non-GAAP — loss from operations	$(5,729)	$(5,732)	$(5,355)	$(6,880)	$(11,461)	$(12,018)

SIPEX CORPORATION
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands)
(Unaudited)

	Three Months Ended				Six Months Ended
	July 1,	April 1,	Dec. 31,	July 2,	July 1,	July 2,
	2006	2006	2005	2005	2006	2005
GAAP — net loss	$(6,858)	$(13,799)	$(11,693)	$(16,211)	$(20,657)	$(21,253)

Increased depreciation due to shorter economic life of Hillview facility included in cost of sales	—	4,519	4,286	—	4,519	—

Increased depreciation due to shorter economic life of Hillview facility included in research and development	—	1,118	1,061	—	1,118	—

Increased depreciation due to shorter economic life of Hillview facility included in marketing and selling	—	322	304	—	322	—

Increased depreciation due to shorter economic life of Hillview facility included in general and administrative	—	744	707	—	744	—

Stock based compensation included in cost of sales	(59)	127	—	—	68	—

Stock based compensation included in research and development	311	338	—	—	649	—

Stock based compensation included in marketing and selling	235	190	—	—	425	—

Stock based compensation included in general and administrative	309	278	—	—	587	—

Restructuring	(22)	307	132	47	285	59

Impairment of fixed assets	—	—	—	9,377	—	9,377

Non-GAAP — net loss	$(6,084)	$(5,856)	$(5,203)	$(6,787)	$(11,940)	$(11,817)

SIPEX CORPORATION
Reconciliation of GAAP Net Loss Per Share to Non-GAAP Net Loss Per Share
(In thousands, except per share data)
(Unaudited)

	Three Months Ended				Six Months Ended
	July 1,	April 1,	Dec. 31,	July 2,	July 1,	July 2,
	2006	2006	2005	2005	2006	2005
GAAP — net loss per share	$(0.19)	$(0.39)	$(0.33)	$(0.46)	$(0.58)	$(0.60)

Increased depreciation due to shorter economic life of Hillview facility included in cost of sales	—	0.13	0.12	—	0.13	—

Increased depreciation due to shorter economic life of Hillview facility included in research and development	—	0.03	0.03	—	0.03	—

Increased depreciation due to shorter economic life of Hillview facility included in marketing and selling	—	0.01	0.01	—	0.01	—

Increased depreciation due to shorter economic life of Hillview facility included in general and administrative	—	0.02	0.02	—	0.02	—

Stock based compensation included in cost of sales	—	—	—	—	—	—

Stock based compensation included in research and development	0.01	0.01	—	—	0.02	—

Stock based compensation included in marketing and selling	0.01	0.01	—	—	0.01	—

Stock based compensation included in general and administrative	0.01	0.01	—	—	0.02	—

Restructuring	—	0.01	—	—	0.01	—

Impairment of fixed assets	—	—	—	0.26	—	0.26

Non-GAAP — net loss per share (1)	$(0.17)	$(0.16)	$(0.15)	$(0.19)	$(0.34)	$(0.33)

Weighted average common shares outstanding — basic and diluted	35,550	35,550	35,550	35,550	35,550	35,538

(1)	Amounts may not aggregate to the total due to rounding